Exhibit 3.82

BY-LAWS

OF

REM-INDIANA COMMUNITY SERVICES, INC.

ARTICLE I

Offices

Section 1. Principal Office. The location of the principal executive office of the corporation shall be 6921 York Avenue South, Edina MN 55435.

Section 2. Other Offices. The corporation may have other offices at such places within or without the State of Indiana as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meeting. All meetings of the shareholders of this corporation shall be held at 6921 York Avenue South, Edina, Minnesota, unless some other place for any such meeting within or without the State of Minnesota be designated by the Board of Directors in the notice of meeting. Any annual or special meeting of the shareholders of the corporation called by or held pursuant to a written demand of shareholders shall be held at 6921 York Avenue South, Edina, Minnesota.

Section 2. Annual Meetings. Annual meetings of the shareholders of this corporation shall be held at the discretion of the Board of Directors on an annual basis within five months after the close of each fiscal year of the corporation on such date and at such time and place as may be designated by the Board of Directors in the notice of meeting. At annual meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders.

Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes appropriate for action by shareholders, may be called by the President, by the Vice President in the absence of the President, by the Treasurer, or by the Board of Directors or any two or more members thereof. Such meeting shall be held on such date and at such time and place as shall be fixed by the person or persons calling the meeting and designated in the notice of meeting. Special meetings may also be called by one or more shareholders holding not less than one-fourth of the voting shares of the corporation by signing, dating, and delivering to the Secretary a written demand for a special meeting, which demand shall contain the purposes of the meeting. Within thirty

(30) days after the receipt of a written demand for a special meeting of shareholders by the President or Treasurer, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting. Any business transacted at any special meeting of shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the corporation unless all of the shareholders have waived notice of the meeting.

Section 4. Notice of Meetings. Except where a meeting of shareholders is an adjourned meeting, the date of such meeting is not more than 120 days after the date fixed for the original meeting, and the date, time, and place of such meeting were announced at the time of adjournment, notice of all meetings of shareholders stating the date, time, and place thereof, and any other information required by law or desired by the Board of Directors or by such other person or persons calling the meeting, and in the case of special meetings, the purpose thereof, shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date of such meeting.

Notices of meeting shall be given to each shareholder entitled thereto by oral communication, by mailing a copy thereof to such shareholder at an address he has designated or to the last known address of such shareholder, by handing a copy thereof to such shareholder, or by any other delivery that conforms to law. Notice to any shareholder which is a corporation shall be given by delivering or mailing a copy thereof to the registered office of such shareholder. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed.

Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting. The waiver must be in writing and must be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Notwithstanding the foregoing, attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of that item at the meeting.

Section 5. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may, but need not, fix a date as the record date for any such determination of shareholders, which record date, however, shall in no event be more than seventy (70) days prior to any such intended action or meeting. If a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, the Board of Directors shall be required to fix a new record date.

Section 6. Quorum. The holders of a majority of the voting power of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the purpose of taking any action other than adjourning such meeting. Representation of the holders of any outstanding shares’ of the corporation entitled to vote shall constitute a quorum for the sole purpose of adjourning such meeting, and the holders of a majority of the shares so represented may adjourn the meeting to such date, time, and place as they shall announce at the time of adjournment. Any business may be transacted at the meeting held pursuant to such an adjournment and at which a quorum shall be represented, which might have been transacted at the adjourned meeting. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.

Section 7. Voting and Proxies. At each meeting of the shareholders every shareholder shall be entitled to one vote in person or by proxy for each share of capital stock held by such shareholder. An appointment of a proxy shall be valid for any purpose for eleven (11) months after it is received by the Secretary of the corporation, unless a shorter or longer period is expressly provided in the appointment. Every appointment of a proxy shall be in writing, and shall be filed with the Secretary of the corporation before or at the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the Secretary of the corporation receives from any one of such shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting. The vote of the holders of the majority of the shares having voting power present in person or represented by proxy shall decide any question brought before any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these By-Laws.

Section 8. Action Without Meeting by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on such action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A consent signed pursuant to this Section has the effect of a meeting vote and may be described as such in any document. Such written action shall be effective when signed by all of the shareholders entitled to vote thereon or at such different effective time as is provided in the written action.

Section 9. Meeting by Means of Electronic Communication. Any or all shareholders may participate in an annual or special shareholders’ meeting by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

Section 10. Shareholders’ List. After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of the meeting.

The list shall show the address of and number of shares held by each shareholder. The list shall be available for inspection by any shareholder entitled to vote at the meeting, beginning five (5) business days before the date of the meeting for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. Subject to IC 23-1-52-2(c), a shareholder, or the shareholder’s agent or attorney authorized in writing, is entitled on written demand to inspect and to copy the list, during regular business hours and at the shareholder’s expense, during the period it is available for inspection.

The corporation shall make the shareholders’ list available at the meeting, and any shareholder, or the shareholder’s agent or attorney authorized in writing, is entitled to inspect the list at any time during the meeting or any adjournment.

If the corporation refuses to allow a shareholder, or the shareholder’s agent or attorney authorized in writing, to inspect or copy the shareholders’ list during the period specified above, the circuit or superior court of the county where the corporation’s principal office (or, if none in Indiana, its registered office) is located, on application of the shareholder, may order the inspection or copying.

Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

The use and distribution of any information acquired from inspection or copying the shareholders’ list under the rights granted by this section are subject to IC 23-1-52-5.

ARTICLE III

Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject to the provisions of applicable law, the Articles of Incorporation, and these By-Laws.

Section 2. Number, Tenure, and Oualification. The number of directors which shall constitute the whole Board of Directors shall be not less than 1 nor more than 5, and within said minimum and maximum, shall be fixed or changed from time to time by resolution of the Board of Directors subject to increase by resolution of the shareholders. In the event that the Directors fail to fix the number of directors, the number of directors shall be the number provided for in the Articles of Incorporation, subject to increase or decrease within said minimum and maximum by resolution of the Board of Directors. No decrease in the number of directors pursuant to this section shall effect the removal of any director then in office except upon compliance with the provisions of Section 8 of this Article. Each director shall be elected at the annual meeting of shareholders, except as provided in Sections 6 and 7 of this Article, and shall hold office until the next annual meeting of shareholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation, or removal from office. Directors shall be natural persons but need not be shareholders.

Section 3. Meetings. Meetings of the Board of Directors shall be held immediately after, and at the same place as, annual meetings of shareholders. Other meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors also may be called by the President, by the Vice President in the absence of the President, or by any director, in which case the person or persons calling such meeting may fix the date, time, and place thereof, either within or without the State of Indiana, and shall cause notice of meeting to be given.

Section 4. Notice of Meetings. If the date, time, and place of a meeting of the Board of Directors has been announced at a previous meeting, or in the case of meetings immediately following the annual meetings of shareholders, no notice is required. In all other cases two (2) days’ notice of meetings of the Board of Directors, stating the date and time thereof and any other information required by law or desired by the person or persons calling such meeting, shall be given to each director. If notice of meeting is required, and such notice does not state the place of the meeting, such meeting shall be held at the principal executive office of the corporation.

Notice of meetings of the Board of Directors shall be given to directors in the manner provided in these By-Laws for giving notice to shareholders of meetings of shareholders.

Any director may waive notice of any meeting. A waiver of notice by a director shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. A waiver of notice is effective whether given before, at, or after the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless such director objects at the beginning of the meeting or promptly upon the director’s arrival to the transaction of business on grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 5. Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum; provided, however, that no quorum shall exist if fewer than one-third of the directors are present.

 The Board of Directors shall take action by the affirmative vote of a majority of the directors present at any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these By-Laws. A director may give advance written consent or objection to a proposal to be acted upon at a meeting of the Board of Directors. If the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected, such consent or objection shall be counted as a vote for or against the proposal and shall be recorded in the minutes of the meeting. Such consent or objection shall not be considered in determining the existence of a quorum.

A director who is present at a meeting of the board directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding it or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 6. Vacancies and Newly Created Directorships. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors remaining in office, even though said remaining directors be less than a quorum. Any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at the time of such increase. Any vacancy or newly created directorship may be filled by resolution of the shareholders. Unless a prior vacancy occurs by reason of his death, resignation, or removal from office, any director so elected shall hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified.

Section 7. Removal of Directors. The entire Board of Directors or any director or directors may be removed from office, with or without cause, at any special meeting of the shareholders, duly called for that purpose as provided in these By-Laws, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. At such meeting, without further notice, the shareholders may fill any vacancy or vacancies created by such removal as provided in Section 6 of this Article. Any such vacancy not so filled may be filled by the directors as provided in Section 6 of this Article. Any director may be removed at any time, with or without cause, by an affirmative vote of a majority of the remaining directors, even though said remaining directors be less than a quorum.

Section 8. Committees. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in such resolution and as allowed by the Indiana Business Corporation Law. Such committees, however, shall at all times be subject to the direction and control of the Board of Directors. Committee members shall be directors and shall be appointed by the affirmative vote of a majority of the directors present. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure the provisions of these By-Laws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

Section 9. Action in Writing. Any action required or permitted to be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof may be taken by written action signed by all of the directors then in office or by all of the members of such committee, as the case may be. The action must be evidenced by 1 or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

Section 10. Meeting by Means of Electronic Communication. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV

Officers

Section 1. Number and Oualification. The officers of the corporation shall be elected by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents or such other officers and assistant officers as it may deem necessary. Except as provided in these By-Laws, the Board of Directors shall fix the powers, duties, and compensation of all officers. The President shall be a director of the corporation. Other officers may, but need not, be directors of the corporation. Any number of offices may be held by the same person.

Section 2. Term of Office. An officer shall hold office until his successor shall have been duly elected, unless prior thereto he shall have resigned or been removed from office as hereinafter provided.

Section 3. Removal and Vacancies. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. Any vacancy in an office of the corporation shall be filled by the Board of Directors.

Section 4. President. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the Board of Directors when present, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the general powers and duties usually vested in the office of the President and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

Section 5. Vice Presidents. The Vice President, if any, or Vice Presidents in case there be more than one, shall have such powers and perform such duties as the President or the Board of Directors may from time to time prescribe. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of any designation, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

Section 6. Secretary.  The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. He shall keep the stock books of the corporation, and, when so directed by the Board of Directors, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors. He shall also perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 7. Treasurer. The Treasurer shall be the chief financial officer of the corporation. He shall have the care and custody of the corporate funds and securities of the corporation and shall disburse the funds of the corporation as may be ordered from time to time by the President or the Board of Directors. He shall keep full and accurate financial records for the corporation and shall have such other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe.

Section 8. Other Officers. The Assistant Secretaries and Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary or Treasurer, perform the duties and exercise the powers of the Secretary and Treasurer respectively. Such Assistant Secretaries and Assistant Treasurers shall have such other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe. Any other officers appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and shall have such powers, perform such duties, and be responsible to such other officers as the Board of Directors may from time to time prescribe.

ARTICLE V

Certificates and Ownership of Shares

Section 1. Certificates. All shares of the corporation shall-be represented by certificates. Each certificate shall contain on its face (a) the name of the corporation, (b) a statement that the corporation is incorporated under the laws of the State of Indiana, (c) the name of the person to whom it is issued, (d) a statement that the shares represented by the certificate have no par value, (e) a statement regarding whether the shares are fully paid up and are nonassessable, and (f) the number and class of shares, and the designation of the series, if any, that the certificate represents. Certificates shall also contain any other information required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by either the President or a Vice President and the Secretary or an Assistant Secretary. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice President, Secretary, or Assistant Secretary may be a facsimile. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation or the transfer agent for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation.

Section 3. Ownership. Except as otherwise provided in this Section, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The Board of Directors, however, by a resolution approved by the affirmative vote of a majority of directors then in office, may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for such purposes as are permitted by the resolution of the Board of Directors and are specified in the writing.

ARTICLE VI

Contracts, Loans, Checks, and Deposits

Section 1. Contracts. The Board of Directors may authorize such officers or agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. The corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person unless the transaction, or class of transactions to which the transaction belongs, has been approved by the affirmative vote of a majority of directors present, and (a) is in the usual and regular course of business of the corporation, (b) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which’the corporation has the power to make donations, (c) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the corporation, or (d) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares, including both voting and nonvoting shares.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation as shall be designated and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks or other financial institutions as the Board of Directors may select.

ARTICLE VII

Miscellaneous

Section 1. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

Section 2. Reserves. There-may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for the purchase of additional property, or for such other purpose as the directors shall deem to be consistent with the interests of the corporation, and the directors may modify or abolish any such reserve.

Section 3. Fiscal Year. The fiscal year of the corporation shall be such twelve-month period as may be set by a resolution of the Board of Directors, provided, however, that the first fiscal year of the corporation may be a shorter period if permitted by law and set by a resolution of the Board of Directors.

Section 4. Amendments. Except as limited by the Articles of incorporation, these By-Laws may be altered or amended by the Board of Directors at any meeting of directors to the full extent permitted by law, subject, however, to the power of the shareholders of this corporationn to alter or repeal such By-Laws.

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The undersigned, Secretary of REM-Indiana Community Services, Inc., an Indiana corporation, does hereby certify that the foregoing By-Laws are the By-Laws adopted for the corporation by its Board of Directors at a meeting held on the 25th day of July, 1990.

/s/ Craig R. Miller

Secretary